UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 1, 2015

Vail Resorts, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	001-09614	51-0291762
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 404-1800

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 1, 2015, Vail Holdings, Inc. (“VHI”), a wholly-owned subsidiary of Vail Resorts, Inc. (the “Company”), entered into an Amendment Agreement (the “Amendment Agreement”) to amend and restate in its entirety that certain Sixth Amended and Restated Credit Agreement, dated March 13, 2014, in the form of a Seventh Amended and Restated Credit Agreement, dated May 1, 2015, and attached to the Amendment Agreement as Annex A (the “Credit Agreement”), with VHI, as borrower, the Company and certain subsidiaries of the Company, as guarantors, Bank of America, N.A., as administrative agent (the “Agent”), and the other Lenders party thereto. The Credit Agreement provides for a term loan facility in an aggregate principal amount of $250.0 million. The term loan facility is subject to quarterly amortization of principal, commencing on January 31, 2016, in equal installments, with five percent payable in each year and the final payment of all amounts outstanding, plus accrued and unpaid interest due on May 1, 2020.
The Company used the proceeds of the term loan facility under the Credit Agreement, along with available cash on hand, (i) to redeem in full $215.0 million aggregate principal amount of the Company’s 6.50% Senior Subordinated Notes due 2019 (the “2019 Notes”), pursuant to that certain Indenture, dated April 25, 2011, among the Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Base Indenture” and, as amended or supplemented to date, the “2019 Indenture”) and (ii) to redeem in full $41.2 million aggregate principal amount of The Vail Corporation, d/b/a Vail Associates, Inc.’s (“TVC”) Sports Facilities Note (Eagle County, Colorado) Series 1998 (the “Sports Facilities Note”), pursuant to that certain Sports and Housing Facilities Financing Agreement between Eagle County, Colorado and TVC, dated April 1, 1998 (the “Sports Facilities Agreement”), relating to the issuance of Eagle County, Colorado Sports and Housing Facilities Revenue Refunding Bonds (Vail Associates Project) pursuant to that certain Trust Indenture, dated April 1, 1998, among Eagle County, Colorado, as issuer, and U.S. Bank National Association, as trustee (the “Eagle County Indenture”). The redemption of the 2019 Notes and the Sports Facilities Note are more fully described in the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2015.
Pursuant to the terms of the Credit Agreement, VHI has the ability to increase availability (under the revolver or in the form of term loans) to an aggregate principal amount not to exceed the greater of (i) $950.0 million and (ii) the product of 2.75 and the trailing twelve-month Adjusted EBITDA, as defined in the Credit Agreement. The material terms of the Credit Agreement are substantially similar to those of the Sixth Amended and Restated Credit Agreement described in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2014. Key modifications to the Credit Agreement included, among other things, the extension of the maturity on the revolving credit facility from March 2019 to May 2020 and increases in certain baskets for and improved flexibility to incur debt and make distributions.
VHI’s obligations under the Credit Agreement are guaranteed by the Company and certain of its subsidiaries and are collateralized by a pledge of all the capital stock of VHI and substantially all of its subsidiaries (with certain additional exceptions for the pledge of the capital stock of foreign subsidiaries). The proceeds of the loans made under the Credit Agreement may be used, in addition to the redemption of the 2019 Notes and Sports Facilities Note, to fund the Company’s working capital needs, capital expenditures, acquisitions, investments and other general corporate purposes, including the issuance of letters of credit. Borrowings under the Credit Agreement bear interest annually at a rate of (i) LIBOR plus a margin or (ii) the Agent’s prime lending rate plus a margin. Interest rate margins may fluctuate based upon the ratio of the Company’s Net Funded Debt to Adjusted EBITDA on a trailing four-quarter basis.
The foregoing description of the Amendment Agreement and the Credit Agreement is only a summary and is qualified in its entirety by reference to the Amendment Agreement and the Credit Agreement, a copy of which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended April 30, 2015.
Item 1.02. Termination of a Material Definitive Agreement.
On May 1, 2015, the Company completed its previously announced redemption of all $215.0 million aggregate principal amount of the 2019 Notes and all $41.2 million aggregate principal amount of the Sports Facilities Note. The 2019 Notes were redeemed at a cash redemption price equal to 103.250% of the principal amount of the notes, plus accrued and unpaid interest to, but not including, the redemption date of May 1, 2015. The Sports Facilities Note was redeemed at a cash redemption price equal to 104.000% of the principal amount of the note, plus accrued and unpaid interest to, but not including, the redemption date of May 1, 2015. The Company did not incur any additional early termination penalties in connection with such redemptions. Upon the redemption of the 2019 Notes, the obligations of the Company under the 2019 Notes, the 2019 Indenture and the related guarantees were terminated, and the 2019 Indenture was satisfied and discharged pursuant to its terms on May 1, 2015. Upon the redemption of the Sports Facilities Note, the obligations of TVC under the Sports Facilities Note, the Sports Facilities Agreement, the Eagle County Indenture and all related documents were terminated, and the Eagle County Indenture was satisfied and discharged pursuant to its terms on May 1, 2015.
The description of the provisions of the 2019 Indenture is summary in nature and is qualified in its entirety by reference to the provisions of the definitive agreement. A copy of the Base Indenture was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 26, 2011. A copy of the Supplemental Indenture, dated October 24, 2011, to the Base Indenture was filed as Exhibit 4.2 to the Company’s Form S-4 filed on November 4, 2011, the Supplemental Indenture, dated April 11, 2012, to the Base Indenture was filed as Exhibit 4.1 to the Company’s Form 10-Q for the quarter ended April 30, 2012, the Supplemental Indenture, dated November 29, 2012, to the Base Indenture was filed as Exhibit 4.1 to the Company’s Form 10-Q for the quarter ended January 31, 2013, the Supplemental Indenture, dated January 24, 2013, to the Base Indenture was filed as Exhibit 4.2 to the Company’s Form 10-Q for the quarter ended January 31, 2013 and the Supplemental Indenture, dated April 26, 2013, to the Base Indenture was filed as Exhibit 4.1 to the Company’s Form 10-Q for the quarter ended April 30, 2013.
The description of the provisions of the Sports Facilities Agreement and the Eagle County Indenture are summary in nature and are qualified in their entirety by reference to the provisions of the definitive agreements. A copy of the Sports Facilities Agreement was filed as Exhibit 10 to the Company’s Form 10-Q for the quarter ended April 30, 1998. A copy of the Eagle County Indenture was filed as Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended April 30, 1998.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
The information set forth above in Item 1.01 is incorporated by reference in this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAIL RESORTS, INC.

Date: May 1, 2015	By:	/s/ Michael Z. Barkin
Name: Michael Z. Barkin
Title: Executive Vice President and Chief Financial Officer

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